UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________________
FORM 8-K
______________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): December 2, 2022
PBF ENERGY INC.
PBF ENERGY COMPANY LLC
PBF HOLDING COMPANY LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35764	45-3763855
Delaware	333-206728-02	61-1622166
Delaware	333-186007	27-2198168
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
_____________________________________________

One Sylvan Way, Second Floor
Parsippany, New Jersey 07054
(Address of the Principal Executive Offices) (Zip Code)

(973) 455-7500
(Registrant’s Telephone Number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)
_____________________________________________
Check the appropriate box below if the Form 8-K Filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of The Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.001	PBF	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12-b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On December 7, 2022, PBF Energy Inc. (the “Company”) announced the appointment of Karen B. Davis as Interim Chief Financial Officer of the Company, effective January 1, 2023 (the “Effective Date”), to serve until such time as her successor is appointed, or until her earlier resignation or removal. From December 21, 2022 until the Effective Date, Thomas Nimbley, the Company’s Chief Executive Officer, will serve as the principal financial officer of the Company.
Ms. Davis most recently served as Executive Vice President and Chief Financial Officer of Western Refining, Inc. and its affiliated entities, Western Refining Logistics LP and Northern Tier Energy, LP, through May 2017. During her career, Ms. Davis has served in various chief financial officer and financial reporting officer positions with various public and private companies throughout the United States. Ms. Davis, age 66, currently serves on the Company’s Board of Directors, including as Chairwoman of the Audit Committee. She will resign as a director effective as of December 31, 2022 and will continue to be paid as a director through that date. Ms. Davis is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K. Pursuant to the terms of an offer letter between Ms. Davis and the Company, beginning the Effective Date, Ms. Davis will receive a salary of $13,125 per week (approx. $52,500 on a monthly basis) in her role of Chief Financial Officer, less required deductions and tax withholdings and prorated for partial weeks. Ms. Davis has not been granted any equity awards. She will be eligible to participate in the Company’s health and welfare benefits program in connection with her interim role. The foregoing is qualified in its entirety by reference to the letter agreement between Ms. Davis and the Company, which is attached as Exhibit 10.1 to this Agreement.
(e) Effective December 2, 2022 (the “Grant Date”), the Compensation Committee of the Company’s Board of Directors approved grants of long-term incentive awards to the Company’s “named executive officers” (as defined in Item 402(a)(3) of Regulation S-K). The grants were made under the Company’s Amended and Restated 2017 Equity Incentive Plan, (as amended, the “Equity Incentive Plan”) and included awards of (i) restricted shares of the Company’s Class A common stock (“Common Stock”), with the form of the applicable agreement attached as Exhibit 10.2 to this Form 8-K, (ii) performance share units for the three-year performance period from January 1, 2023 through December 31, 2025 (the “Performance Period”), payable in shares of Common Stock, the amounts of which will range from zero to 200 percent of the number of performance share units granted based on the Company’s achievement of prescribed TSR rankings relative to its peers during the Performance Period plus additional shares of Common Stock may be awarded at vesting with respect to the computed value of dividend equivalents accrued during such performance measurement periods and (iii) performance units with a target value of $1.00 per unit payable in cash at the end of the Performance Period, the amount of which will range from zero to 200 percent of the target value based on the Company’s achievement of prescribed TSR rankings relative to its peers during the Performance Period. The performance share units and the performance units will vest on December 31, 2025, in each case subject to forfeiture or acceleration under certain circumstances set forth in the applicable award agreement, the forms of which agreements are attached as Exhibits 10.3 and 10.4 to this Form 8-K.

The specific grants made to each of the Company’s named executive officers on the Grant Date are listed below.

Name and Title	Stock Options	Performance Share Units	Performance Units
Thomas J. Nimbley, Chief Executive Officer	64,164	38,406	3,148,614
Matthew C. Lucey, President	27,706	16,584	1,359,560
Thomas L. O’Connor, Senior Vice President, Commodity Risk & Strategy	24,017	14,376	1,178,571
T. Paul Davis, Senior Vice President, Supply, Trading and Optimization	24,017	14,376	1,178,571

Item 9.01.   Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Letter Agreement dated as of December 7, 2022 between Karen B. Davis and PBF Energy Inc.
10.2	Form of Executive Restricted Stock Agreement.
10.3	Form of Amended and Restated 2017 Equity Incentive Plan Performance Share Unit Award Agreement for the 2023-2025 Performance Cycle.
10.4	Form of Amended and Restated 2017 Equity Incentive Plan Performance Unit Award Agreement for the 2023-2025 Performance Cycle.
99.1	Press Release dated December 7, 2022 Announcing Appointment of Karen Davis as Interim CFO.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 7, 2022	PBF Energy Inc.
(Registrant)

		By:	/s/ Trecia Canty
		Name:	Trecia Canty
		Title:	Senior Vice President, General Counsel and Secretary

Date:	December 7, 2022	PBF Energy Company LLC
(Registrant)

		By:	/s/ Trecia Canty
		Name:	Trecia Canty
		Title:	Senior Vice President, General Counsel and Secretary

Date:	December 7, 2022	PBF Holding Company LLC
(Registrant)

		By:	/s/ Trecia Canty
		Name:	Trecia Canty
		Title:	Senior Vice President, General Counsel and Secretary